Exhibit 24
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                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Charles E. Bergeron and Theodore R. Gwin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, in any and all capacities, to sign a registration statement on Form S-8 to be filed by Epitope, Inc., relating to 1,000,000 shares of its common stock, no par value ("Common Stock"), issuable pursuant to its 1991 Stock Award Plan, and any and all amendments (including post-effective amendments) to such registration statement and to file the same, with exhibits, with the Securities and Exchange Commission. In addition, the undersigned grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done.

         IN WITNESS WHEREOF, this power of attorney has been signed by the following persons in the capacities indicated as of January 19, 1999.


/s/ John W. Morgan                       President, Chief Executive Officer and
John W. Morgan                           Director

/s/ Charles E. Bergeron                  Chief Financial Officer
Charles E. Bergeron

/s/ Theodore R. Gwin                     Controller
Theodore R. Gwin

/s/ Roger L. Pringle                     Chairman of the Board
Roger L. Pringle

/s/ W. Charles Armstrong                 Director
W. Charles Armstrong

/s/ Andrew S. Goldstein                  Director
Andrew S. Goldstein

/s/ Margaret H. Jordan                   Director
Margaret H. Jordan

/s/ Michael J. Paxton                    Director
Michael J. Paxton

/s/ G. Patrick Sheaffer                  Director
G. Patrick Sheaffer

/s/ Robert J. Zollars                    Director
Robert J. Zollars